UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2021

Bionik Laboratories Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

483 Bay Street, N105 Toronto, ON	M5G 2C9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 640-7887

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 1.01	Entry Into A Material Definitive Agreement

Bionik Laboratories Corp. (the “Company”) entered into a Separation Agreement (the “Agreement”), dated as of July 14, 2021, with Dr. Eric Dusseux, the Company’s Chief Executive Officer, pursuant to which, among other things, the Company and Dr. Dusseux agreed to end their employer-employee relationship.

Pursuant to the Agreement, Dr. Dusseux resigned from all employment and officer positions with the Company and its subsidiaries, including as a director of the Company.

The Company’s May 31, 2019 option grant to Dr. Dusseux is exercisable through, and the termination date is extended through, July 26, 2026. In addition, all other options granted to Dr. Dusseux shall continue in accordance with their terms, except that all unvested options as of the separation date have lapsed and shall not be exercisable.

The Agreement provides for customary mutual general releases and confidentiality and non-disparagement provisions. In addition, the restrictive covenants in Dr. Dusseux’s employment agreement dated September 1, 2017, as amended, shall continue in accordance with their respective terms. Except as specifically set forth in and pursuant to the Separation Agreement, the Company has no obligation to pay any other salary, wages, bonuses, commissions, incentive compensation, vacation or severance to Dr. Dusseux.

The Company shall retain certain indemnity obligations in favor of Dr. Dusseux, as specified in the Separation Agreement.

The foregoing is a brief description of the Agreement and the material terms of the Agreement and is qualified in its entirety by reference to the full text of the Agreement.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As of July 14, 2021, Dr. Dusseux resigned from all employment and officer positions with the Company and its subsidiaries, including as CEO and as a director of the Company. Dr. Dusseux’s resignation as a director was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Rich Russo Jr., Bionik’s current Chief Financial Officer, will assume the role of Interim CEO. The Board of Directors of the Company has begun a search for Dr. Dusseux’s successor.

The information set forth in Item 1.01 is incorporated by reference into this Item 5.02.

Item 7.01	Regulation FD Disclosure

On July 19, 2021, the Company issued a press release announcing that Dr. Dusseux has resigned as Chief Executive Officer and stepped down from the board, to pursue an opportunity outside the rehabilitation robotic device industry. Rich Russo Jr., Bionik’s current Chief Financial Officer, will assume the role of Interim CEO. The Board of Directors of the Company has begun a search for Dr. Dusseux’s successor.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information herein (including Exhibit 99.1).

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

99.1	Press release, dated July 19, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 19, 2021

BIONIK LABORATORIES CORP.

By:	/s/ Richard Russo
Name:	Richard Russo
Title:	Chief Financial Officer